UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2023, the Compensation Committee of Independence Contract Drilling, Inc. (the “Company”) approved the following long-term incentive plan awards to named executive officers:

Executive Officer	Restricted Stock Units	Free-Cash-Flow/Relative TSR Performance Units “Target FCF Units”
J. Anthony Gallegos Jr., President & Chief Executive Officer	121,515	121,515
Philip A. Choyce, Executive Vice President & Chief Financial Officer	55,229	55,229
Philip A. Dalrymple, Senior Vice President - Operations	25,102	25,102
Scott A. Keller, Senior Vice President - Business Development	28,996	28,996

The restricted stock units (“RSUs”) vest in three equal annual installments beginning February 10, 2024.  Each restricted stock unit represents the right to receive one share of the Company’s common stock on the vesting date.  Vested RSU’s will be settled two-thirds in shares of the Company’s common stock and one-third in cash in amount equal to the fair market value of the common stock on the vesting date for each vested earned RSU.

The Free-Cash Flow / Relative TSR Performance Units (“FCF Units”), to the extent performance measures are met, vest on the third anniversary of the date of grant.  Each FCF Unit represents the right to receive 0% to 150% of the Target FCF Units depending upon the Company’s actual performance versus various free cash flow and relative TSR metrics.  The material terms of the FCF Units include the following:

●	Performance will be measured against Free Cash Flow (defined below) targets approved by the Company’s Board of Directors for each fiscal year within the three-year award period: 2023; 2024; and 2025. One third of the FCF Units are allocated to each fiscal year performance period.

●	The number of FCF Units deemed earned (“Earned Units”) and eligible for vesting will be determined by measuring the Company’s actual Free Cash Flow calculated from the Company’s audited financial statements for each of 2023, 2024 and 2025 against Free Cash Flow targets for each performance year approved by the Company’s Board of Directors. To determine Earned Units for each performance period, the number of Target FCF Units allocated to each period will be multiplied by the percentages set forth in the table below (actual performance between levels set forth in the table will be determined by interpolation). Any FCF Units allocated to a performance period that are not deemed to be Earned Units are immediately forfeited.

	Actual Results Below 80% Target FCF	Actual Results 80% Target FCF	Actual Results Equal Target FCF	Actual Results Equal to or Exceeding 120%+ Target FCF
Multiple of Target FCF Units Eligible for Vesting	0%	50%	100%	150%

●	No Earned Units will vest until the third anniversary of the date of grant. On the third anniversary of the date of grant, the number of FCF Units that vest, if any, will be determined by multiplying the number of Earned Units for each calendar year performance period by a multiplier (the “TSR Multiplier”) based upon the Company’s relative total shareholder return for the three year period ending on third anniversary of the date of grant compared to the relative total shareholder return of an eight-company peer group of oilfield service companies for the same period, based upon the following table:

ICD TSR Ranking Compared to Peer Group	TSR Multiplier
1	115%
2	115%
3	110%
4	105%
5	100%
6	95%
7	90%
8	85%
9	85%

●	Vested units will be settled two-thirds in shares of the Company’s common stock and one-third in cash in amount equal to the fair market value of the common stock on the vesting date for each vested Earned Unit.

●	In the event of a change of control, Earned Units shall immediately vest based upon an assumed TSR multiplier of 100%. If a change of control occurs during or prior to a calendar year performance period, FCF Units allocated to such periods shall vest at the Target level.

●	“Free Cash Flow” during an applicable performance period means an amount equal to Adjusted EBITDA less Capital Expenditures. “Adjusted EBITDA” is defined as net income before interest expense, tax expense, depreciation and amortization expense, gain/loss on sale of assets, non-cash impairments, non-cash stock based and deferred compensation expenses, and other non-cash charges. “Capital Expenditures” during an applicable performance period means capital expenditures accrued and incurred in accordance with generally accepted accounting principles applied consistently by the Company less any Excluded Capital Expenditures. “Excluded Capital Expenditures” means Capital Expenditures relating to reactivation or upgrade of a drilling rig not included or contemplated in the Company’s annual budget and which is approved by resolution of the Company’s Compensation Committee on or prior to the date of commitment and incurrence of such Capital Expenditure.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 16, 2023	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary